UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CARNIVAL CORPORATION

CARNIVAL PLC

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 6, 2020.

CARNIVAL CORPORATION	Meeting Information
Meeting Type: Annual Meeting
For holders as of: February 6, 2020
Date: April 6, 2020 Time: 8:30 a.m. (local time)
Location: The Ritz-Carlton, South Beach
1 Lincoln Road
Miami Beach, FL 33139
ATTN: DOREEN FURNARI 3655 N.W. 87TH AVENUE MIAMI, FL 33178-2428	United States
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 23, 2020 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Boards of Directors unanimously recommend that you cast your vote “FOR” Proposals 1-22.

1.	To re-elect Micky Arison as a Director of Carnival Corporation and as a Director of Carnival plc.

2.	To re-elect Sir Jonathon Band as a Director of Carnival Corporation and as a Director of Carnival plc.

3.	To re-elect Jason Glen Cahilly as a Director of Carnival Corporation and as a Director of Carnival plc.

4.	To re-elect Helen Deeble as a Director of Carnival Corporation and as a Director of Carnival plc.

5.	To re-elect Arnold W. Donald as a Director of Carnival Corporation and as a Director of Carnival plc.

6.	To re-elect Richard J. Glasier as a Director of Carnival Corporation and as a Director of Carnival plc.

7.	To re-elect Katie Lahey as a Director of Carnival Corporation and as a Director of Carnival plc.

8.	To re-elect Sir John Parker as a Director of Carnival Corporation and as a Director of Carnival plc.

9.	To re-elect Stuart Subotnick as a Director of Carnival Corporation and as a Director of Carnival plc.

10.	To re-elect Laura Weil as a Director of Carnival Corporation and as a Director of Carnival plc.

11.	To re-elect Randall J. Weisenburger as a Director of Carnival Corporation and as a Director of Carnival plc.

12.	To hold a (non-binding) advisory vote to approve executive compensation (in accordance with legal requirements applicable to U.S. companies).

13.

To hold a (non-binding) advisory vote to approve the Carnival plc Directors’ Remuneration Report (other than the Carnival plc Directors’ Remuneration Policy set out in Section B of Part II of the Carnival plc Directors’ Remuneration Report) (in accordance with legal requirements applicable to UK Companies).

14.

To approve the Carnival plc Directors’ Remuneration Policy set out in the Section B of Part II of the Carnival plc Directors’ Remuneration Report (in accordance with legal requirements applicable to UK companies).

15.

To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors for Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Carnival Corporation.

16.	To authorize the Audit Committee of Carnival plc to determine the remuneration of the independent auditors of Carnival plc (in accordance with legal requirements applicable to UK companies).

17.	To receive the UK accounts and reports of the Directors and auditors of Carnival plc for the year ended November 30, 2019 (in accordance with legal requirements applicable to UK companies).

18.	To approve the giving of authority for the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies).

19.	To approve the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies).

20.

To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK companies desiring to implement share buy back programs).

21.	To approve the Carnival Corporation 2020 Stock Plan.

22.	To approve the Carnival plc UK Employee Share Purchase Plan.

23.	To transact such other business as may properly come before the meeting.